                                                                                         Exhibit 9

Sun Life Insurance and Annuity Company of New York

c/o One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

Re: Registration Statement on Form N-4

Gentlemen and Ladies:

I have acted as counsel to Sun Life Insurance and Annuity Company of New York (the "Company") in connection with the above-captioned registration statement (the "Registration Statement") with respect to the registration of certain annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving this opinion, I have examined the Registration Statement and have examined such other documents and perceived such questions of New York law as I considered necessary and appropriate.

Based on such examination and review it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the state of New York.

2. The Contracts when issued in the manner described in the Registration Statement will be validly issued and will represent binding obligations of the Company and the Account under New York law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Elizabeth B. Love

Elizabeth B. Love

Attorney

December 30, 2002